F-6 Number:  333-1996
COMPANHIA PARANAENSE DE
ENERGIA--COPEL

EFFECTIVE AUGUST 9, 2007 ONE
ADR EQUALS ONE ORDINARY
SHARE

EXHIBIT A
AMERICAN DEPOSITARY SHARES
(Each American Depositary
Share represents 1,000 deposited Shares
THE BANK OF NEW YORK
MASTER AMERICAN DEPOSITARY
RECEIPT
FOR COMMON SHARES
WITHOUT PAR VALUE OF
COMPANHIA PARANAENSE DE
ENERGIA--COPEL
(ORGANIZED UNDER THE LAWS OF
THE FEDERATIVE REPUBLIC OF
BRAZIL)
The Bank of New York, as depositary
(hereinafter called the Depositary), hereby
certifies that __________________ or
registered assigns IS THE OWNER OF
_________________
AMERICAN DEPOSITARY SHARES
representing acoes ordinarias, (herein called
Shares) of COMPANHIA PARANAENSE
DE ENERGIA--COPEL, a mixed-capital
corporation with limited liability organized under the laws of The Federative Republic of Brazil (herein called the Company). At the date hereof, each American Depositary Share represents one thousand (1,000) Shares deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the Sao Paulo office of [Banco Itau S/A] (herein called the
Custodian).
Dated: _________, 199_
Countersigned

	THE BANK OF NEW YORK

		as Depositary
By:  ________________________
	By:  _______________________
	Authorized Signatory
		Vice President
      The Depositarys Corporate Trust
Office is located at a different address than its
principal executive office.  The address of the
Principal Corporate Trust Office of the
Depositary is 101 Barclay Street, New York,
New York 10286, and its principal executive
office is located at 48 Wall Street, New York,
N.Y. 10286.



1. THE DEPOSIT AGREEMENT.
      This American Depositary Receipt is
one of an issue (herein called Receipts), all issued and to be issued upon the terms and conditions set forth in the deposit agreement, dated as of ____________, 1996 (herein called the Deposit Agreement), by and among the Company, the Depositary, and all Owners and Beneficial Owners from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Owners and Beneficial
Owners of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called Deposited
Securities). Copies of the Deposit Agreement are on file at the Depositarys Corporate Trust
Office in New York City and at the office of the Custodian. The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit
Agreement and are qualified by and subject to the detailed provisions of the Deposit
Agreement, to which reference is hereby
made.  Capitalized terms defined in the
Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.
      2. SURRENDER OF RECEIPTS
AND WITHDRAWAL OF SHARES.
      Upon surrender at the Corporate Trust
Office of the Depositary of this Receipt for the purpose of withdrawal of the Deposited
Securities represented by the American
Depositary Shares evidenced hereby, and
upon payment of the fee of the Depositary provided in this Receipt, and subject to the terms and conditions of the Deposit
Agreement, the Charter, the provisions of or governing the Deposited Securities and applicable law, the Owner hereof is entitled to delivery, to him or upon his order, of the Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued. Delivery of such Deposited Securities may be made by (a) (1) the delivery of certificates in the name of the Owner hereof or as ordered by him or certificates properly endorsed or accompanied by proper instruments of transfer to such Owner or as ordered by him, or (ii) book-entry transfer of the Shares represented by this Receipt to an account in the name of such Owner or as ordered by him, and (b) delivery of any other securities, property and cash to which such Owner is then entitled in respect of this Receipt to such Owner or as ordered by him. Such delivery will be made at the option of the Owner hereof, either at the office of the Custodian or at the Corporate Trust Office of the Depositary, as provided in the Deposit
Agreement; provided that the forwarding of certificates for Shares or other Deposited
Securities for such delivery at the Corporate
Trust Office of the Depositary shall be at the risk and expense of the Owner hereof. Neither the Depositary nor the custodian shall deliver
Shares, by physical delivery, book-entry or otherwise (other than to the Company or its agent as contemplated by Section 4.08 of the Deposit Agreement), or otherwise permit
Shares to be withdrawn from the facility created by the Deposit Agreement, except upon the receipt and cancellation of Receipts.
      3. TRANSFERS, SPLIT-UPS, AND
COMBINATIONS OF RECEIPTS.
      The transfer of this Receipt is
registrable on the books of the Depositary at its Corporate Trust Office by the Owner hereof in person or by a duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose.
This Receipt may be split into other such Receipts, or may be combined with other such receipts into one Receipt, evidencing the same aggregate number of American Depositary
Shares as the Receipt or Receipts surrendered.
As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any Receipt, the delivery of any distribution thereon, or withdrawal of any Deposited Securities, the Company, the Depositary, the Custodian, or Registrar may require payment from the depositor of the Shares or the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such reasonable regulations as the Depositary and the Company may establish consistent with the provisions of the Deposit Agreement or this Receipt, including, without limitation, this
Article 3 and any regulations deemed
necessary or desirable by the Depositary or the Custodian to facilitate compliance with any applicable rules or regulations of the Central
Bank or the CVM. The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding
Receipts, or the combination or split-up of Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or govern mental body or commission, or under any provision of the Deposit Agreement or this Receipt, or for any other reason, subject to the provisions of the following sentence. Notwithstanding anything to the contrary in this Deposit
Agreement or the Receipts, the surrender of outstanding Receipts and withdrawal of
Deposited Securities may be suspended only for (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges,
(iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited
Securities, or (iv) any other reason that may at any time be specified in paragraph (A) (1) of the General Instructions to Form F-6, as from time to time in effect, or any successor provision thereto. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit
Agreement any Shares required to be
registered under the provisions of the
Securities Act of 1933, unless a registration statement is in effect as to such Shares.
      4. LIABILITY OF OWNER FOR
TAXES.
      If any tax or other governmental
charge shall become payable with respect to any Receipt or any Deposited Securities represented hereby, such tax or other govern mental charge shall be payable by the Owner hereof. The Depositary may refuse to effect any transfer of this Receipt or any combination or split-up hereof or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner hereof any part or all of the Deposited Securities represented by the
American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge (and any taxes or expenses arising out of such sale), and the Owner hereof shall remain liable for any deficiency.
      5. WARRANTIES OF DEPOSITORS.
      Every person depositing Shares
hereunder and under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor, if any, are validly issued, fully paid, non-assessable, and free of any preemptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent and warrant that, except with respect to the initial deposit and any deposit permitted pursuant to Section
4.03, 4.04 or 4.09 of the Deposit Agreement, such person is not and shall not become at any time while such person holds Receipts or any beneficial interest therein an affiliate of the Company. In addition, every person depositing Shares under this Deposit
Agreement shall also be deemed thereby to represent and warrant that such Shares and the Receipts evidencing American Depositary
Shares representing such Shares would not be Restricted Securities. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.
      6. FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.
      Any person presenting Shares for
deposit or any Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, legal or beneficial ownership of Receipts, Deposited Securities or other securities, compliance with all applicable laws or regulations or terms of the Deposit
Agreement or such Receipt, or such
information relating to the registration on the books of the Company or the Foreign
Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may reasonably deem necessary or proper or as the company reasonably may require. The
Depositary may withhold the delivery or
registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made. The
Depositary shall from time to time advise the Company of the availability of any such proofs, certificates or other information and shall provide copies thereof to the Company as promptly as practicable upon request by the Company, unless such disclosure is prohibited by law.
      7. CHARGES OF DEPOSITARY.
      The Company agrees to pay the fees
and reasonable out-of-pocket expenses of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time. The Depositary shall present detailed statement for such expenses to the Company at least once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.
            The following charges (to the
extent permitted by applicable law) shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited
Securities or a distribution of Receipts pursuant to Section 4.03 of the Deposit
Agreement), whichever applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement,
(4) such expenses as are incurred by the Depositary in the conversion of Foreign
Currency pursuant to Section 4.05, (5) a fee of $5.00 or less per 100 American Depositary
Shares (or portion thereof) for the delivery of Receipts pursuant to Sections 2.03, 4.03 or
4.04 and the surrender of Receipts pursuant to
Section 2.05 or 6.02, (6) a fee of $0.02 or less per American Depositary Share (or portion thereof) for any cash distribution pursuant the Deposit Agreement, including but not limited to Sections 4.01 through 4.04 hereof, and (7) a fee for the distribution of securities pursuant to Section 4.02, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Owners.

            The Depositary, subject to
Articles 2 and 8 hereof and as permitted by the
Charter, may own and deal in any class of
securities of the company and its affiliates and
in Receipts.
      8. PRE-RELEASE OF RECEIPTS.
      Neither the Depositary nor the
Custodian shall deliver Shares, by physical
delivery, book entry or otherwise (other than
to the Company or its agent as contemplated
by Section 4.08 of the Deposit Agreement), or
otherwise permit Shares to be withdrawn from
the facility created hereby, except upon the
receipt and cancellation of Receipts.
      The Depositary may issue Receipts
against rights to receive Shares from the
Company (or any agent of the Company
recording Share ownership).  No such issue of
Receipts will be deemed a Pre-Release subject
to the restrictions of the following paragraph.
      In its capacity as Depositary, the
Depositary will not deliver Shares held under
the Deposit Agreement prior to the receipt and
cancellation by the Depositary of Receipts.
The Depositary may execute and deliver
Receipts prior to the receipt of Shares
pursuant to Section 2.02 of the Deposit
Agreement (Pre-Release).  The Depositary
may, pursuant to Section 2.05 of the Deposit
Agreement, deliver Shares upon the receipt
and cancellation of Receipts which have been
Pre-Released, whether or not such
cancellation is prior to the termination of such
Pre-Release or the Depositary knows that such
Receipt has been Pre-Released.  The
Depositary may receive Receipts in lieu of
Shares in satisfaction of a Pre-Release.  Each
Pre-Release will be (a) preceded or
accompanied by a written representation and
agreement from the person to whom Receipts
or Shares are to be delivered (the Pre-
Releasee) that the Pre-Releasee, or its
customer, (i) owns the Shares or Receipts to
be remitted, as the case may be, (ii) assigns all
beneficial right, title and interest in such
Shares or Receipts, as the case may be, to the
Depositary in its capacity as such and for the
benefit of the Owners, and (iii) will not take
any action with respect to such Shares or
Receipts, as the case may be, that is
inconsistent with the transfer of beneficial
ownership (including, without the consent of
the Depositary, disposing of such Shares or
Receipts as the case may be, other than in
satisfaction of such Pre-Release), (b) at all
times fully collateralized with cash, U.S.
government securities, or such other collateral
as the Depositary determines, in good faith,
will provide substantially similar liquidity and
security, (c) terminable by the Depositary on
not more than five (5) Business Days notice,
and (d) subject to such further indemnities and
credit regulations as the Depositary deems
appropriate.  The number of Shares not
deposited but represented by American
Depositary Shares outstanding at any time as a
result of Pre-Releases will not normally
exceed thirty percent (30%) of the Shares
deposited under the Deposit Agreement;
provided, however, that the Depositary
reserves the right to disregard such limit from
time to time as it deems reasonably
appropriate, and may, with the prior written
consent of the Company, change such limit for
purposes of general application.  The
Depositary will also set Dollar limits with
respect to Pre-Release transactions to be
entered into hereunder with any particular Pre-
Releasee on a case-by-case basis as the
Depositary deems appropriate.  For purposes
of enabling the Depositary to fulfill its
obligations to the owners under the Deposit
Agreement, the collateral referred to in clause
(b) above shall be held by the Depositary as
security for the performance of the Pre-
Releasees obligations to the Depositary in
connection with a Pre-Releasees obligation to
deliver Shares or Receipts upon termination of
a Pre-Release transaction (and shall not, for
the avoidance of doubt, constitute Deposited
Securities under the Deposit Agreement).  The
Depositary may retain for its own account any
compensation received by it in connection
with the foregoing.
      9. TITLE TO RECEIPTS.
      It is a condition of this Receipt, and
every successive holder and Owner of this
Receipt by accepting or holding the same
consents and agrees, that title to this Receipt
when properly endorsed or accompanied by
proper instruments of transfer, is transferable
by delivery with the same effect as in the case
of a negotiable instrument; provided, however,
that the Depositary and the Company,
notwithstanding any notice to the contrary,
may treat the person in whose name this
Receipt is registered on the books of the
Depositary as the absolute owner hereof for
the purpose of determining the person entitled
to distribution of dividends or other
distributions or to any notice provided for in
the Deposit Agreement and for all other
purposes and neither the Company nor the
Depositary shall have any obligation or be
subject to any liability under the Deposit
Agreement to any Beneficial Owner of a
Receipt unless such Beneficial Owner is the
Owner thereof.
      10. VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to
any benefits under the Deposit Agreement or
be valid or obligatory for any purpose, unless
this Receipt shall have been executed by the
Depositary by the manual signature of a duly
authorized signatory of the Depositary;
provided, however, that such signature may be
a facsimile if a Registrar for the Receipts shall
have been appointed and such Receipts are
countersigned by the manual signature of a
duly authorized officer of the Registrar.
      11. REPORTS; INSPECTION OF
TRANSFER BOOKS.
      The Company has agreed that, if at any
time prior to the termination of the Deposit
Agreement the Company is neither a reporting
company under Section 13 or 15(d) of the
Securities Exchange Act nor exempt from the
reporting requirements of the Securities
Exchange Act by reason of Rule 12g3-2(b)
thereunder, the Company will provide, at its
expense, to any Owner or Beneficial Owner or
any holder of Shares, and to any prospective
purchaser of American Depositary Shares or
Shares, upon request of such Owner,
Beneficial Owner, holder or prospective
purchaser, the information required by Rule
144A(d) (4) (i) and otherwise comply with
Rule 144A(d) (4).  If at any time the Company
is neither subject to Section 13 or 15 (d) of the
Securities Exchange Act nor exempt pursuant
to Rule 12g3-2(h) under the securities
Exchange Act (as determined by the Office of
International Corporate Finance of the
Commission), the Company has agreed to
immediately so notify the Depositary, and the
Depositary may so notify the Owners in
writing at the companys expense.
      The Company has authorized the
Depositary to deliver such information as
furnished by the Company to the Depositary
during any period in which the Company
informs the Depositary it is subject to the
information delivery requirements of Rule
144A(d) (4) to any such Owner, Beneficial
owner, holder of Shares or prospective
purchaser at the request of such person.  The
Company has agreed to reimburse the
Depositary for its reasonable expenses in
connection with such deliveries and to provide
the Depositary with such information in such
quantities as the Depositary may from time to
time reasonably request.
      The Depositary will make available for
inspection by Owners of Receipts at its
Corporate Trust Office any reports, notices
and communications, including any proxy
soliciting material, received from the
Company which are both (a) received by the
Depositary, the Custodian or a nominee of
either as the holder of the Deposited securities
and (b) made generally available to the
holders of such Deposited Securities by the
Company.  The Depositary will also make
available for inspection by Owners copies of
such reports, notices and communications
when furnished by the Company pursuant to
the Deposit Agreement.  Any such reports,
notices and communications, including any
such proxy soliciting material, furnished to the
Depositary by the Company shall be furnished
in English to the extent such materials are
required to be translated into English pursuant
to any regulations of the commission
applicable to the company.  The Company has
agreed to provide to the Depositary, at the
Companys expense (unless otherwise agreed
in writing by the Company and the
Depositary), all documents that it provides to
the Custodian.
      The Company will promptly transmit
to the Depositary and the Custodian any
reports, notices and other communications that
are made generally available by the Company
to holders of its Shares.  The Depositary will
promptly make such notices, reports and other
communications available to all Owners on a
basis similar to that for holders of shares or
other Deposited Securities, or on such other
basis as the Company may advise the
Depositary may be required by any applicable
law, regulation or stock exchange or
automated inter-dealer quotation system
requirement or, at the written request and
expense of the Company, promptly arrange for
the mailing of copies thereof (or if requested
by the Company, a summary of any such
notice provided by the Company) to all
Owners.  The Company will timely provide
the Depositary with the quantity of such
notices, reports and other communications, as
requested by the Depositary from time to time,
in order for the Depositary to effect any such
mailings.  The Company has delivered to the
Depositary and the Custodian a copy of the
provisions of or governing the Shares and any
other Deposited Securities issued by the
Company or any affiliate of the Company, and
promptly upon any amendment thereto or
change therein, the Company shall deliver to
the Depositary and the Custodian a copy of
such provisions as so amended or changed.
The Depositary may rely upon such copy for
all purposes of the Deposit Agreement.  The
Depositary will, at the expense of the
Company (unless otherwise agreed in writing
by the Company and the Depositary), make
such copy and such notices, reports and other
communications available for inspection by
Owners at the Depositarys office, at the office
of the Custodian and at any other designated
transfer offices.
      The Depositary will keep books for the
registration of Receipts and transfers of
Receipts which at all reasonable times shall be
open for inspection by the Owners of
Receipts, provided that such inspection shall
not be for the purpose of communicating with
Owners of Receipts for an object other than
the business of the Company, including,
without limitation, a matter related to the
Deposit Agreement, the Receipts or the
Deposited Securities.
      The Depositary may close the transfer
books after consultation with the Company to
the extent practicable, at any time or from
time to time, when deemed expedient by it in
connection with the performance of its duties
under the Deposit Agreement.
      12. DIVIDENDS AND
DISTRIBUTIONS.
      Whenever the Depositary or on its
behalf, its agent, receives any cash dividend or
other cash distribution on any Deposited
Securities, the Depositary will, if at the time
of receipt thereof any amounts received in a
Foreign Currency can in the judgment of the
Depositary be converted on a reasonable basis
into United States dollars transferable to the
United States, and subject to the Deposit
Agreement, convert or will cause its agent to
convert, as promptly as practicable (and in any
event within one (1) Business Day) after its
receipt of such dividend or distribution (unless
otherwise prohibited or prevented by law),
such dividend or distribution into dollars,
transfer such dollars to the United States and
will, as promptly as practicable, distribute the
amount thus received (net of the expenses of
the Depositary as provided in Article 7 hereof
and Section 5.09 of the Deposit Agreement) to
the Owners of Receipts entitled thereto,
provided, however, that in the event that the
Company, the Depositary or the Custodian is
required to withhold and does withhold from
such cash dividend or other cash distribution
in respect of any Deposited Securities an
amount on account of taxes, the amount
distributed to the Owners of the Receipts
evidencing American Depositary Shares
representing such Deposited Securities shall
be reduced accordingly.
      Subject to the provisions of Section
4.11 and 5.09 of the Deposit Agreement,
whenever the Depositary receives any
distribution other than a distribution described
in Sections 4.01, 4.03 or 4.04 of the Deposit
Agreement, the Depositary may, as promptly
as practicable, cause the securities or property
received by it to be distributed to the Owners
of Receipts entitled thereto, in proportion to
the number of American Depositary Shares
representing such Deposited securities held by
each of them respectively, in any manner that
the Depositary may deem equitable and
practicable for accomplishing such
distribution; provided, however, that if in the
opinion of the Depositary such distribution
cannot be made proportionately among the
Owners of Receipts entitled thereto, or if for
any other reason the Depositary deems such
distribution not to be feasible, the Depositary
may, after consultation with the Company,
adopt such method as it may deem equitable
and practicable for the purpose of effecting
such distribution, including, but not limited to,
the public or private sale of the securities or
property thus received, or any part thereof,
and the net proceeds of any such sale (net of
the fees of the Depositary as provided in
Article 7 hereof and Section 5.09 of the
Deposit Agreement and any expenses in
connection with such sale) shall be distributed
by the Depositary to the Owners of Receipts
entitled thereto as in the case of a distribution
received in cash, all in the manner and subject
to the conditions set forth in the Deposit
Agreement.  To the extent such securities or
property or the net proceeds thereof are not
distributed to Owners as provided in Section
4.02 of the Deposit Agreement, the same shall
constitute Deposited Securities and each
American Depositary Share shall thereafter
also represent its proportionate interest in such
securities, property or net proceeds.
      If any distribution consists of a
dividend in, or free distribution of, Shares, the
Depositary may distribute, as promptly as
practicable, to the Owners of outstanding
Receipts entitled thereto, in proportion to the
number of American Depositary Shares
representing such Deposited Securities held by
each of them respectively, additional Receipts
evidencing an aggregate number of American
Depositary Shares representing the amount of
Shares received as such dividend or free
distribution subject to the terms and
conditions of the Deposit Agreement with
respect to the deposit of Shares and the
issuance of American Depositary Shares
evidenced by Receipts, including the
withholding of any tax or other governmental
charge as provided in Section 4.11 of the
Deposit Agreement and the payment of the
fees of the Depositary as provided in Article 7
hereof and Section 5.09 of the Deposit
Agreement.  In lieu of delivering Receipts for
fractional American Depositary Shares in any
such caser the Depositary will sell the amount
of Shares represented by the aggregate of such
fractions and distribute the net proceeds, all in
the manner and subject to the conditions set
forth in the Deposit Agreement.  If additional
Receipts are not so distributed, each American
Depositary Share shall thenceforth also
represent the additional Shares distributed
upon the Deposited Securities represented
thereby.  Each beneficial owner of Receipts or
Shares so distributed shall be deemed to have
acknowledged that the Shares have not been
registered under the Securities Act and to have
agreed to comply with the restrictions on
transfer described in the legend set forth on
the face hereof.  In addition, the Depositary
may withhold any distribution of Receipts
under Section 4.03 of the Deposit Agreement
if it has not received satisfactory assurances
from the Company that such distribution does
not require registration under the Securities
Act or is exempt from registration under the
provisions of such Act.
      In the event that the Depositary
determines that any distribution in property
other than cash (including Shares and rights to
subscribe therefor) is subject to any tax or
other governmental charge which the
Depositary is obligated to withhold, the
Depositary may by public or private sale
dispose of all or a portion of such property
(including Shares and rights to subscribe
therefor) in such amounts and in such manner
as the Depositary deems reasonably necessary
and practicable to pay any such taxes or
charges, and the Depositary shall distribute the
net proceeds of any such sale after deduction
of such taxes or charges to the Owners of
Receipts entitled thereto.
      13. RIGHTS.
      In the event that the Company shall
offer or cause to be offered to the holders of
any Deposited Securities any rights to
subscribe for additional Shares or any rights of
any other nature, the Depositary, after
consultation with the Company, shall have
discretion as to the procedure to be followed
in making such rights available to any Owners
or in disposing of such rights on behalf of any
Owners and making the net proceeds available
to such Owners or, if by the terms of such
rights offering or for any other reason it
would-be unlawful for the Depositary either to
make such rights available to any Owners or
to dispose of such rights and make the net
proceeds available to such Owners, then the
Depositary shall allow the rights to lapse.  If at
the time of the offering of any rights the
Depositary determines that it is lawful and
feasible to make such rights available to all or
certain Owners but not to other Owners, the
Depositary shall distribute to any Owner to
whom it determines the distribution to be
lawful and feasible, in proportion to the
number of American Depositary Shares held
by such Owner, warrants or other instruments
therefor in such form as it deems appropriate.
      In circumstances in which rights would
otherwise not be distributed, if an Owner
requests the distribution of warrants or other
instruments in order to exercise the rights
allocable to the American Depositary Shares
of such Owner hereunder, the Depositary will
promptly make such rights available to such
Owner upon written notice from the Company
to the Depositary that (a) the Company has
elected in its sale discretion to permit such
rights to be exercised and (b) such Owner has
executed such documents as the Company has
determined in its sole discretion are
reasonably required under applicable law.
      If the Depositary has distributed
warrants or other instruments for rights to all
or certain Owners, then upon instruction from
such an Owner pursuant to such warrants or
other instruments to the Depositary to exercise
such rights, upon payment by such Owner to
the Depositary for the account of such Owner
of an amount equal to the purchase price of
the Shares to be received upon the exercise of
the rights, and upon payment of the fees of the
Depositary and any other charges as set forth
in such warrants or other instruments, the
Depositary shall, on behalf of such Owner,
exercise the rights and purchase the Shares,
and the Company shall cause the Shares so
purchased to be delivered to the Depositary on
behalf of such Owner.  As agent for such
Owner, the Depositary will cause the Shares
so purchased to be deposited pursuant to
Section 2.02 of the Deposit Agreement, and
shall, pursuant to Section 2.03 of the Deposit
Agreement, execute and deliver Receipts to
such Owner.  In the case of a distribution
pursuant to this paragraph, such Receipts shall
be legended in accordance with applicable
U.S. laws, and shall be subject to the
appropriate restrictions on sale, deposit,
cancellation, and transfer under such laws.
      If the Depositary determines that it is
not lawful or feasible to make such rights
available to all or certain Owners, it will use
its best efforts that are reasonable under the
circumstances to, sell the rights, warrants or
other instruments in proportion to the number
of American Depositary Shares held by the
Owners to whom it has determined it may not
lawfully or feasibly make such rights
available, and allocate the net proceeds of
such sales (net of the fees of the Depositary as
provided in Section 5.09 of the Deposit
Agreement, any expenses in connection with
such sale and all taxes and governmental
charges payable in connection with such rights
and subject to the terms and conditions of the
Deposit Agreement) for the account of such
Owners otherwise entitled to such rights,
warrants or other instruments, upon an
averaged or other practical basis without
regard to any distinctions among such Owners
because of exchange restrictions or the date of
delivery of any Receipt or otherwise.  Such
proceeds shall be distributed as promptly as
practicable in accordance with Section 4.01 of
the Deposit Agreement.  If a registration
statement under the Securities Act is required
with respect to the securities to which any
rights relate in order for the Company to offer
such rights to owners and sell the securities
represented by such rights, the Depositary will
not offer such rights to Owners unless and
until such a registration statement is in effect,
or unless the offering and sale of such
securities and such rights to such Owners are
exempt from, or not subject to, registration
under the provisions of such Act.  The
Depositary shall not be responsible for any
failure to determine that it may be lawful or
feasible to make such rights available to
owners in general or any Owner in particular.
      14.	CONVERSION OF FOREIGN
CURRENCY.
      Whenever the Depositary or the
Custodian shall receive Foreign Currency, by
way of dividends or other distributions or the
net proceeds from the sale of securities,
property or rights, and if at the time of the
receipt thereof the Foreign Currency so
received can, pursuant to applicable law, be
converted on a reasonable basis into Dollars
and the resulting Dollars transferred to the
United States, the Depositary or the Custodian
shall convert or cause to be converted as
promptly as practicable (and in any event
within one Business Day of its or its agents
receipt of such Foreign Currency), by sale or
in any other manner that it may determine in
accordance with applicable law, such Foreign
Currency into Dollars.  If, at the time of
conversion of such Foreign Currency into
Dollars, such Dollars can, pursuant to
applicable law, be transferred outside of Brazil
for distribution to Owners entitled thereto,
such Dollars shall be distributed as promptly
as practicable to the Owners entitled thereto
or, if the Depositary or the Custodian shall
have distributed any rights, warrants or other
instruments which entitle the holders thereof
to such Dollars, then to the holders of such
rights, warrants and/or instruments upon
surrender thereof for cancellation.  Such
distribution or conversion may be made upon
an averaged or other practicable basis without
regard to any distinctions among Owners on
account of exchange restrictions, the date of
delivery of any Receipt or otherwise and shall
be net of any expenses of conversion into
Dollars incurred by the Depositary or the
Custodian as provided in Section 5.09 of the
Deposit Agreement.
      If such conversion, transfer or
distribution can be effected only with the
approval or license of any government or
agency thereof, the Depositary or the
Custodian shall file as promptly as practicable
such application for approval or license;
however, the Depositary or the Custodian
shall be entitled to rely upon Brazilian local
counsel in such matters, which counsel shall
be instructed to act as promptly as possible.
      If at any time Foreign Currency
received by the Depositary or the Custodian is
not, pursuant to applicable law, convertible, in
whole or in part, into Dollars transferable into
the United States, or if any approval or license
of any government or agency thereof which is
required for such conversion is denied or in
the opinion of the Depositary cannot be
promptly obtained at a reasonable cost, the
Depositary or the Custodian shall, (a) as to
that portion of the Foreign Currency that is
convertible into Dollars, make such
conversion and, if permitted by applicable
law, transfer such Dollars to the United States
for distribution to Owners in accordance with
the first paragraph of this Article 13 or, if such
transfer is not so permitted, hold such Dollars
uninvested and without liability for interest
thereon for the respective accounts of the
Owners entitled to receive the same, and (b) as
to the nonconvertible balance, if any, (i) if
requested in writing by an Owner, distribute
or cause the Custodian to distribute the
Foreign Currency (or an appropriate document
evidencing the right to receive such Foreign
Currency) received by the Depositary or
Custodian in respect of the American
Depositary Shares evidenced by Receipts held
by such Owner (as the same may be adjusted
as a consequence of subclause (ii) below) to
such owner (x) if such request is received
before the 15th day of a calendar month, on
such 15th day, or (y) if not, on the last day of
such month (or, in either case, if such day is
not a Business Day, on the next succeeding
Business Day) and (ii) the Depositary shall
cause the custodian to hold any amounts of
nonconvertible Foreign Currency not
distributed pursuant to the immediately
preceding subclause (i) for the respective
accounts of the Owners entitled to receive the
same, uninvested and without liability for
interest thereon, on demand and, if and to the
extent reasonably practicable and permitted by
applicable law, in a manner designed to
protect such Owners against the effects of
inflation; provided that, at such time, at the
reasonable request of the Depositary, the
Company shall furnish the Depositary, at the
Companys expense, with a written opinion
from recognized United States counsel for the
Company confirming that the manner in
which the Depositary proposes to hold such
amounts of non-convertible Foreign Currency
will not violate the Investment Company Act
of 1940.
      15.	RECORD DATES.
      Whenever any cash dividend or other
cash distribution shall become payable or any
distribution other than cash shall be made, or
whenever rights shall be issued with respect to
the Deposited Securities, or whenever for any
reason the Depositary causes a change in the
number of Shares that are represented by each
American Depositary Share, or whenever the
Depositary shall receive notice of any meeting
of holders of Shares or other Deposited
Securities, the Depositary shall fix a record
date, which date shall, (x) be the same date as
the record date fixed by the Company, if any,
to the extent practicable, or (y) if different
from the record date fixed by the Company, be
as near as practicable to the record date fixed
by the Company or, if more than five (5)
Business Days after such record date, be fixed
after consultation with the Company (a) for
the determination of the Owners of Receipts
who shall be (i) entitled to receive such
dividend, distribution or rights or the net
proceeds of the sale thereof or (ii) entitled to
give instructions for the exercise of voting
rights at any such meeting, (b) on or after
which each American Depositary Share will
represent the changed number of Shares, or (c)
for any other reason, subject to the provisions
of the Deposit Agreement.
      16.	VOTING OF DEPOSITED
SECURITIES.
      Upon receipt of notice of any meeting
or solicitation of proxies of holders of Shares
or other Deposited Securities, if requested in
writing by the Company, the Depositary shall,
as soon as practicable thereafter, mail to the
Owners of Receipts a notice, the form of
which notice shall be in the sole discretion of
the Depositary, which shall contain (a) such
information as is contained in such notice of
meeting, (or, if requested by the Company a
summary in English of such information
provided by the Company), (b) a statement
that the Owners of Receipts as of the close of
business on a specified record date will be
entitled, subject to any applicable provision of
Brazilian law, the Charter and the provisions
of the Deposited Securities, to instruct the
Depositary as to the exercise of the voting
rights, if any, pertaining to the amount of
Shares or other Deposited Securities
represented by their respective American
Depositary Shares and (c) a statement as to the
manner in which such instructions may be
given, including an express indication that
instructions may be given or deemed given in
accordance with the last sentence of this
paragraph if no instruction is received, to the
Depositary to give a discretionary proxy to a
person designated by the Company.  Upon the
written request of an Owner of a Receipt on
such record date, received on or before the
date established by the Depositary for such
purpose, the Depositary shall endeavor insofar
as practicable and permitted under Brazilian
law, the Charter and the Deposited Securities,
to vote or cause to be voted the amount of
Shares or other Deposited Securities
represented by such American Depositary
Shares evidenced by such Receipt in
accordance with the instructions set forth in
such request.  The Depositary shall not itself
exercise any voting discretion over any
Deposited Securities.  If no instructions are
received by the Depositary from any Owner
with respect to any of the Deposited Securities
represented by the American Depositary
Shares evidenced by such Owners Receipts on
or before the date established by the
Depositary for such purpose, the Depositary
shall deem such Owner to have instructed the
Depositary to give a discretionary proxy to a
person designated by the Company with
respect to such Deposited Securities and the
Depositary shall give a discretionary proxy to
a person designated by the Company to vote
such Deposited Securities, provided that no
such instruction shall be deemed given and no
such discretionary proxy shall be given with
respect to any matter as to which the
Company informs the Depositary (and the
Company agrees to provide such information
as promptly as practicable in writing) that (x)
the Company does not wish such proxy given,
(y) substantial opposition exists or (z) such
matter materially or adversely affects the
rights of holders of Shares.
      Subject to the rules of any securities
exchange or automated inter-dealer quotation
system on which American Depositary Shares
or the Deposited Securities represented
thereby are listed or quoted, the Depositary
shall deliver, at least two Business Days prior
to the date of such meeting, to the Company,
to the attention of its Chief Financial Officer,
copies of all instructions received from
Owners in accordance with which the
Depositary will vote, or cause to be voted, the
Deposited Securities represented by the
American Depositary Shares evidenced by
such Receipts at such meeting.  Delivery of
instructions will be made at the expense of the
Company (unless otherwise agreed in writing
by the Company and the Depositary),
provided that payment of such expenses shall
not be a condition precedent to the obligations
of the Depositary under Section 4.07 of the
Deposit Agreement.
      17. CHANGES AFFECTING
DEPOSITED SECURITIES.
      In circumstances where the provisions
of Section 4.03 of the Deposit Agreement do
not apply, upon any change in nominal value,
change in par value, split-up, consolidation, or
any other reclassification of Deposited
securities, or upon any recapitalization,
reorganization, merger or consolidation, or
sale of assets affecting the Company or to
which it is a party, any securities which shall
be received by the Depositary or a Custodian
in exchange for or in conversion of or in
respect of Deposited Securities shall be treated
as new Deposited Securities under the Deposit
Agreement, and American Depositary Shares
shall thenceforth represent the new Deposited
Securities so received in exchange or
conversion, unless additional Receipts are
delivered pursuant to the following sentence.
In any such case the Depositary may, and shall
if the Company shall so request, execute and
deliver additional Receipts as in the case of a
dividend in Shares, or call for the surrender of
outstanding Receipts to be exchanged for new
Receipts specifically describing such new
Deposited Securities.
      18. LIABILITY OF THE COMPANY
AND DEPOSITARY.
      Neither the Depositary nor the
Company shall incur any liability to any
Owner or Beneficial Owner, if by reason of
any provision of any present or future law or
regulation of the united States, Brazil or any
other country, or of any other governmental or
regulatory authority or stock exchange, or by
reason of any provision, present or future, of
the Charter or the Deposited Securities, or by
reason of any act of God or war or other
circumstances beyond its control, the
Depositary or the Company shall be prevented
or forbidden from or be subject to any civil or
criminal penalty on account of doing or
performing any act or thing which by the
terms of the Deposit Agreement it is provided
shall be done or performed; nor shall the
Depositary or the Company incur any liability
to any Owner or Beneficial owner of a Receipt
by reason of any non-performance or delay,
caused as aforesaid, in the performance of any
act or thing which by the terms of the Deposit
Agreement it is provided shall or may be done
or performed, or by reason of any exercise of,
or failure to exercise, any discretion provided
for in the Deposit Agreement.  Where, by the
terms of a distribution pursuant to Sections
4.01, 4.02 or 4.03 of the Deposit Agreement,
or an offering or distribution pursuant to
Section 4.04 of the Deposit Agreement, or for
any other reason, the Depositary is prevented
or prohibited from making such distribution or
offering available to Owners, and the
Depositary is prevented or prohibited from
disposing of such distribution or offering on
behalf of such Owners and making the net
proceeds available to such Owners, then the
Depositary, after consultation with the
company, shall not make such distribution or
offering, and shall allow any rights, if
applicable, to lapse.  Neither the Company nor
the Depositary assumes any obligation or shall
be subject to any liability under the Deposit
Agreement to Owners or Beneficial Owners of
Receipts, except that they agree to perform
their obligations specifically set forth in the
Deposit Agreement without negligence or bad
faith.  The Depositary shall not be subject to
any liability with respect to the validity or
worth of the Deposited Securities.  Neither the
Depositary nor the Company shall be under
any obligation to appear in, prosecute or
defend any action, suit, or other proceeding in
respect of any Deposited Securities or in
respect of the Receipts, which in its opinion
may involve it in expense or liability, unless
indemnity satisfactory to it against all
expenses and liability shall be furnished as
often as may be required, and the Custodian
shall not be under any obligation whatsoever
with respect to such proceedings, the
responsibility of the Custodian being solely to
the Depositary.  Neither the Depositary nor
the Company shall be liable for any action or
nonaction by it in reliance upon the advice of
or information from legal counsel,
accountants, any person presenting Shares for
deposit, any Owner or Beneficial Owner of a
Receipt, or any other person believed by it in
good faith to be competent to give such advice
or information.  The Depositary shall not be
responsible for any failure to carry out any
instructions to vote any of the Deposited
Securities, or for the manner in which any
such vote is cast or the effect of any such vote,
provided that any such action or nonaction is
in good faith.  The Depositary shall not be
liable for any acts or omissions made by a
successor depositary whether in connection
with a previous act or omission of the
Depositary or in connection with a matter
arising wholly after the removal or resignation
of the Depositary, provided that in connection
with the issue out of which such potential
liability arises, the Depositary performed its
obligations without negligence or bad faith
while it acted as Depositary.  The Company
agrees to indemnify the Depositary, its
directors, employees, agents and affiliates and
any Custodian against, and hold each of them
harmless from, any liability or expense
(including, but not limited to, the reasonable
fees and expenses of counsel) which may arise
out of acts performed or omitted, in
accordance with the provisions of the Deposit
Agreement and of the Receipts, as the same
may be amended, modified, or supplemented
from time to time, (i) by either the Depositary
or a Custodian or their respective directors,
employees, agents and affiliates, except for
any liability or expense arising out of the
negligence or bad faith of either of them, and
except to the extent that such liability or
expense arises out of information relating to
the Depositary or the Custodian, as applicable,
furnished in writing to the Company by the
Depositary or the Custodian, as applicable,
expressly for use in any registration statement,
proxy statement, prospectus (or placement
memorandum) or preliminary prospectus (or
preliminary placement memorandum) relating
to the Shares, or omissions from such
information; or (ii) by the Company or any of
its directors, employees, agents and affiliates.
The indemnities contained in this paragraph
shall not extend to any liability or expense
which may arise out of any Pre-Release (as
defined in Section 2.09) to the extent that any
such liability or expense arises in connection
with (a) any United States federal, state or
local income tax laws or (b) the failure of the
Depositary to deliver Deposited securities
when required under the terms of Section 2.05
hereof.  However, for the avoidance of doubt,
the indemnities contained in the preceding
paragraph shall apply to any liability or
expense which may arise out of any
misstatement or alleged misstatement or
omission or alleged omission in any
registration statement, proxy statement,
prospectus (or placement memorandum) or
preliminary prospectus (or preliminary
placement memorandum) relating to the offer
or sale of Shares, except to the extent any such
liability arises out of (i) information relating to
the Depositary or any Custodian, as
applicable, furnished in writing to the
Company by the Depositary or any Custodian,
as applicable, expressly for use in any of the
foregoing documents, or, (ii) material
omissions from such information furnished by
the Depositary or any Custodian.
      No disclaimer of liability under the
Securities Act is intended by any provisions of
the Deposit Agreement.
      The Depositary, subject to Sections
2.05 and 2.09 of the Deposit Agreement, may
own and deal in any class of securities of the
Company and its affiliates and in Receipts.
      19. RESIGNATION AND
REMOVAL OF THE DEPOSITARY;
APPOINTMENT OF SUCCESSOR
CUSTODIAN.
      The Depositary may at any time resign
as Depositary under the Deposit Agreement
by written notice of its election so to do
delivered to the Company, such resignation to
take effect upon the appointment of a
successor depositary and its acceptance of
such appointment as provided in the Deposit
Agreement.  The Depositary may at any time
be removed by the Company by written notice
of such removal, effective upon the
appointment of a successor depositary and its
acceptance of such appointment as provided in
the Deposit Agreement.  Whenever the
Depositary in its discretion determines that it
is in the best interests of the Owners of
Receipts to do so, it may appoint a substitute
or additional custodian or custodians.
      20.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may at
any time and from time to time be amended by
agreement between the Company and the
Depositary in any respect which they may
deem necessary or desirable.  Any amendment
which shall impose or increase any fees or
charges (other than taxes and other
governmental charges), or which shall
otherwise prejudice any substantial existing
right of Owners of Receipts, shall, however,
not become effective as to outstanding
Receipts until the expiration of 30 days after
notice of such amendment shall have been
given to the Owners of outstanding Receipts.
Every Owner of a Receipt at the time any
amendment so becomes effective shall be
deemed, by continuing to hold such Receipt,
to consent and agree to such amendment and
to be bound by the Deposit Agreement as
amended thereby.  In no event shall any
amendment impair the right of the Owner of
any Receipt to surrender such Receipt and
receive therefor the Deposited securities
represented thereby, except in order to comply
with mandatory provisions of applicable law.
      21.	TERMINATION OF DEPOSIT
AGREEMENT.
      The Depositary at any time, at the
direction of the Company, shall terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The
Depositary may likewise terminate the
Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding, such termination to be effective on a date specified in such notice not less than 30 days after the date thereof, if at any time 60 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement. On and after the date of termination, the Owner of a Receipt will, upon
(a) surrender of such Receipt at the Corporate
Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to the Owner or upon the Owners order, of the amount of Deposited
Securities represented by the American
Depositary Shares evidenced by such Receipt.
If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit
Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited
Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges). At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds and such other cash. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges) and except as provided in Section 5.08 of the Deposit Agreement.
Upon the termination of the Deposit
Agreement, the Company shall be discharged from all obligations under the Deposit
Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses.





- 2 -